Exhibit 99.1

Slinger Announces Closing of its PlaySight Interactive Acquisition

This acquisition further enhances Slinger’s Watch, Play, Learn strategy through PlaySight’s pioneering video technology, and brings hundreds of thousands of athletes and sports fans as part of its platform

BALTIMORE, Feb 22, 2022 (GLOBE NEWSWIRE) — Slinger® (OTCQB: SLBG), a leading connected sports technology company, today announced the completion of its acquisition of PlaySight Interactive Ltd. (www.playsight.com), a pioneer in video technology, data capture, high performance analytics and automated video production for sports. The company estimates revenues of approximately $35 million in the first 12 months of operations for the new group of companies, comprised of Slinger, PlaySight Interactive, GAMEFACE.AI and Foundation Tennis.

“We now have all the pieces in place to execute on our ‘Watch, Play, Learn’ strategy,” said Mike Ballardie, CEO of Slinger. “Integration plans for both our PlaySight and GAMEFACE.AI acquisitions have been underway for a while, and we expect to progress quickly as we build out our fully integrated platform later in the year.”

Since its launch in 2014, PlaySight technology has been trusted and used daily throughout tennis, baseball, cricket, basketball, and other leading sports, attracting hundreds of thousands of athletes, coaches, organizations and leagues to its automated production and performance video platform.

PlaySight’s technology footprint across sports includes:

●	18 NBA teams that use PlaySight for all performance video and training needs
●	90 total professional teams across the NBA, WNBA, NHL, MLB, and international leagues
●	125 NCAA collegiate athletic programs in tennis, baseball and other sports
●	Over 100 sports clubs, facilities and academies including LakePoint Sports, IMG Academy and the USTA National Campus
●	Over 75 leading prep schools and high school programs in the US

“We are building something unique in sports with our combined technological capabilities, connection to and deep understanding of the sports consumer through the products and services that we will offer,” continued Ballardie.

Over many years as a sports tech leader, PlaySight has attracted investment from industry leaders including Billie Jean King, Novak Djokovic, Chris Evert, Pete Sampras, and high profile PlaySight Ambassadors such as Darren Cahill, Ana Ivanovic, Tommy Haas, and Paul Annacone. Other notable investor groups include Verizon Ventures, Unbound Ventures, SoftBank Ventures Asia, NAVER, OurCrowd, and Tennis Partners, the former owner of the Indian Wells/BNP Paribas Masters Series.

PlaySight is set to debut a fully mobile sports broadcast platform later this year, as well as further enhancements to its existing streaming, data capture and automated production infrastructure.

“We have been on the leading edge of innovation in sports technology for many years and believe that the best is yet to come for this industry,” said PlaySight Interactive Co-Founder and CEO, Chen Shachar. “With the widespread adoption of 5G combined with the developments to camera technology and AI capabilities, we are just scratching the surface of technology’s impact on sports broadcasting, training and video replay/VAR. Combined with Slinger’s consumer expertise, we are excited for the months and years ahead as part of this new group.”

Dechert LLP acted as U.S. and English counsel and Naschitz, Brandes, Amir & Co. served as Israeli counsel for Slinger Bag.

ENDS

For Slinger Investor Relations inquiries, please visit www.slingerbagir.com, or contact investors@slingerbag.com or 443-407-7564

For Slinger media inquiries, please contact the press office at press@slingerbag.com 443-407-7564

About Slinger®: Slinger® is a connected sports company delivering products and technologies across the ‘Watch, Play, Learn’ commercial activities of sport. Slinger makes sports more fun, accessible and connected through its ball launchers, AI technology, performance video, live streaming and club management software capabilities.

Slinger® initially built its brand in the global tennis market, through its revolutionary Slinger® Tennis Ball Launcher and accessories, with over $200M of retail value in global distribution agreements and has grown to become one of the world’s largest connected sports companies with its acquisitions of PlaySight Interactive, GAMEFACE.AI, and Foundation Tennis. With its enhanced product, performance video and live streaming media capabilities, Slinger® has positioned itself as an industry-leading, disruptive company in the global sports market.

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